UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): September 23, 2004
                                                        ------------------

                            Old Line Bancshares, Inc.
             (Exact Name of Registrant as Specified in its Charter)


          Maryland              000-50345                     20-0154352
          --------              ---------                  ----------------
 (State of Incorporation)      (Commission                (I.R.S. Employer
                                File Number)              Identification No.)

                               2995 Crain Highway
                             Waldorf, Maryland           20601
                ------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)


        Registrant's Telephone Number, Including Area Code: 301-645-0333
                                                            ------------

                                       N/A
             --------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

          ____ Written  communication  pursuant to Rule 425 under the Securities
               Act (17 CFR 230.425)

          ____ Soliciting  material  pursuant to Rule 14a-12  under the Exchange
               Act (17 CRF 240.14a-12)

          ____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 SFR 240.14d-2 (b))

          ____ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4 (c))

ITEM 5.02  Corporate Governance and Management

     On August 28, 2004, Old Line Bancshares, Inc.'s Board of Directors elected Gregory Stephen Proctor, Jr. to its Board of Directors and to the Board of Directors of Old Line Bank. Mr. Proctor's membership on the Board of Directors of Old Line Bancshares, Inc. and Old Line Bank became effective at the first Board of Directors meeting of Old Line Bancshares, Inc. and Old Line Bank after his acceptance of the position. The first Board of Directors meeting of Old Line Bancshares, Inc. and Old Line Bank after his acceptance was September 23, 2004. Mr. Proctor's membership on the Board of Directors of Old Line Bancshares, Inc. and Old Line Bank became effective at this meeting. Mr. Proctor is President & CEO of G.S. Proctor Associates, Inc., a registered lobbying and consulting firm, located in Upper Marlboro, Md. Mr. Proctor will serve on the Asset and Liability Committee and the Nominating Committee of Old Line Bank and Old Line Bancshares, Inc. The Board of Directors did not elect Mr. Proctor pursuant to any arrangements between Mr. Proctor and Old Line Bancshares, Inc., Old Line Bank or any other person. There are no significant transactions between Mr. Proctor and Old Line Bancshares, Inc. or Old Line Bank.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            OLD LINE BANCSHARES, INC.


Date:  September 23, 2004              By:  /s/ James W. Cornelsen
                                                --------------------------------
                                                James W. Cornelsen, President




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